UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported): April 8, 2013

COMMUNITY FINANCIAL SHARES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-51296 (Commission File Number)	36-4387843 (IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (630) 545-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[      ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[      ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)On April 8, 2013, the Board of Directors of Community Financial Shares, Inc. (the “Company”) appointed Christopher M. Hurst to serve as a director of the Company.  Mr. Hurst was appointed to the Board of Directors of the Company pursuant to the terms of the Securities Purchase Agreement, dated as of November 13, 2012, by and between the Company and the investors identified therein (the “Securities Purchase Agreement”).  As previously disclosed, effective as of the closing of the transactions contemplated by the Securities Purchase Agreement, which occurred on December 21, 2012, Donald H. Wilson, Christopher M. Hurst, Daniel Strauss and Philip Timyan were appointed as advisory directors of the Company pending the Company’s receipt of all regulatory approvals required to appoint such individuals as directors of the Company.  The Company has now received the requisite regulatory approvals needed to appoint Mr. Hurst as a Board member.  In connection with his appointment as a director, Mr. Hurst was also appointed to serve on the Audit Committee of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

Date: April 8, 2013	By:	/s/ ScottW. Hamer
Scott W. Hamer
President and Chief Executive Officer